EXHIBIT B
                                                                    ---------

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                       June 30, 1999          June 30, 1999
                                    ------------------     -------------------

Operating Expenses:
  Operation Expense                     $  5,270                $ 32,467
  Other Taxes                             (1,200)                    871
                                        --------                --------

Total Operating Expenses                   4,070                  33,338
                                        --------                --------

Other Income:
  Interest Income                          8,817                  37,562
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                                   -                       -
    Enerchange                                 -                       -
                                        --------                --------
                                           8,817                  37,562
                                        --------                --------

Other Deductions:
  Interest                                     -                     177
                                        --------                --------

Pretax Income                              4,747                   4,047
                                        --------                --------

Income Taxes - Current                     3,027                   6,121
             - Deferred                     (206)                 (1,282)
                                        --------                --------
                                           2,821                   4,839
                                        --------                --------

Net Income                              $  1,926                $   (792)
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